UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-A-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

KSW, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	11-3191686
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

37-16 23rd Street Long Island City, New York	11101
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ X ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates: _________________________

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, $.01 par value	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)
N/A
(Title of Class)

Item 1.	Description of Registrant’s Securities To Be Registered.

A description of the Company’s common stock, par value $0.01 per share, is contained in the Company’s Registration Statement on Form 10 filed with the Commission, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on November 24, 1995, including any amendment or report filed for the purpose of updating such description, which is incorporated by reference herein.

The Certificate of Incorporation of the Company provides that the Company’s business shall be managed by a board of Directors of not less than three and no more than twelve, with the exact number fixed by the Board of Directors from time to time. There are currently six seats on the Board of Directors. The Board of Directors of the Company is divided into three classes: Class I, Class II, ad Class III, with each class having two directors. The directors in each class serve terms of three years each and until their successors are elected and qualified.

Item 2.	Exhibits
3.1	Amended and Restated Articles of Incorporation of KSW, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-8 (No. 333-217350), February 13, 1997).
3.2

Amended and Restated By-Laws of KSW, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-8 (No. 333-217350), filed with the Securities and Exchange Commission on February 13, 1997).

4

Specimen certificate (incorporated herein by reference to Exhibit 4 to the Company’s Registration Statement on Form S-8 (No. 333-217350), filed with the Securities and Exchange Commission on February 13, 1997.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 2, 2006	KSW, Inc.

By: /s/ Floyd Warkol
	Name:	Floyd Warkol
	Title:	Chief Executive Officer